UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2020

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801
(Address of principal executive offices) (zip code)

(626) 282-0288
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following executive officers of Apollo Medical Holdings, Inc. (the "Company"): Kenneth Sim, M.D. (Executive Chairman and Co-Chief Executive Officer), Thomas Lam, M.D. (Co-Chief Executive Officer and President), Brandon Sim (Chief Technology Officer and Interim Co-Chief Operating Officer), Eric Chin (Chief Financial Officer and Interim Co-Chief Operating Officer), Adrian Vazquez, M.D. (Chief Medical Officer) and Albert Young, M.D. (Chief Administrative Officer) entered into employment agreements with the Company’s wholly-owned subsidiary, Network Medical Management, Inc. (“NMM”), on June 8, 2020.

The annual base salaries of each executive officer under his respective employment agreement is as follows:

Name	Positions	Annual Base Salary
Kenneth Sim, M.D.	Executive Chairman and Co-Chief Executive Officer	$950,000
Thomas Lam, M.D.	Co-Chief Executive Officer and President	$950,000
Brandon Sim	Chief Technology Officer and Interim Co-Chief Operating Officer	$100,000
Eric Chin	Chief Financial Officer and Interim Co-Chief Operating Officer	$300,000
Adrian Vazquez, M.D.	Chief Medical Officer	$450,000
Albert Young, M.D.	Chief Administrative Officer	$346,286

The employment agreement of each above named executive officer has an initial term of one (1) year with automatic renewals and provides for annual cash bonuses as determined by the board of directors in its discretion consistent with the Company’s business plan, eligibility to receive cash or equity awards under the long term incentive plans, and other benefits including the payment of premiums for medical, dental, vision, disability and life insurance.

Additionally, the employment agreement of each above named executive officer provides that the executive officer’s employment may be terminated by the employer (a) in the event of death or disability of the executive officer, (b) without cause (as defined in the employment agreement) upon thirty (30) days advance written notice, or (c) for cause at any time. The executive officer may terminate his employment at any time and for any reason, including for good reason (as defined in the employment agreement). Upon termination of the executive officer’s employment by the employer for cause or by the executive officer without good reason, the executive officer shall be paid any earned but unpaid base salary or annual bonus through the date of termination, accrued but unused paid time off and unpaid expense reimbursements. Upon termination of the executive officer’s employment by the employer without cause or by the executive officer for good reason, in addition to the amounts described in the preceding sentence, the executive officer shall be entitled to receive an amount equal to one-twelfth (1/12) of the executive officer's most recent base salary times the number of full years of service completed, not to exceed twelve (12) years. Each employment agreement also contains restrictive covenants for the Company’s benefit, including confidentiality, nonsolicitation and inventions assignment provisions. Dr. Vazquez’s employment agreement supercedes a prior employment agreement he entered into with Apollo Medical Management, Inc., a subsidiary of the Company, on December 20, 2016.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by the full text of the employment agreements, copies of which the Company will file as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: June 8, 2020	By:	/s/ Thomas S. Lam, M.D.
	Name: Title:	Thomas S. Lam, M.D. Co-Chief Executive Officer